CERTIFICATE OF FORMATION

OF

GANNAWAY WEB HOLDINGS, LLC

Under Section 18-201 of the Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Gannaway Web Holdings, LLC.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 11th day of May, 1998.

/s/ Jung-Wong Hyun
Jung-Wong Hyun
Authorized Person

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF FORMATION OF

GANNAWAY WEB HOLDINGS, LLC

1.  Name of Limited Liability Company: Gannaway Web Holdings, LLC

2.  The Certificate of Formation of the limited liability company is hereby amended as follows:

“The name of the limited liability company is Frankly Media LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of Gannaway Web Holdings, LLC this 14th day of October, 2015.

/s/ John Wilk
John Wilk
Authorized Person